Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into on December 19, 2008, by and between WILLDAN GROUP, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and shall be deemed effective as of December 1, 2008.

RECITALS

A.                                   Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 28, 2007, as amended from time to time (“Credit Agreement”).

B.                                     Pursuant to Section 4.9 (c) of the Credit Agreement, Borrower and its Subsidiaries are required to maintain, on a consolidated basis, net income after taxes of not less than $1.00 for any fiscal quarter that immediately follows a fiscal quarter in which Borrower failed to maintain net income after taxes of not less than $1.00.  Borrower and its Subsidiaries sustained net losses as of the fiscal quarters ending June 27, 2008 and September 26, 2008, resulting in a violation of this covenant and an Event of Default under the Credit Agreement (the “Existing Default”).

C.                                     Borrower has requested that Bank waive the Existing Default and Bank has agreed to do so, subject to the terms and conditions set forth herein.  In addition, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.                                       Section 1.1 (a) is hereby amended by deleting “Ten Million Dollars ($10,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Five Million Dollars ($5,000,000.00),” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of December 1, 2008 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.                                       The second paragraph under Section 1.4 is hereby deleted in its entirety, and the following substituted therefor:

“As security for all indebtedness and other obligations of Borrower to Bank subject hereto, Borrower shall cause Willdan Financial Services, Willdan Geotechnical; Willdan Engineering, Willdan Homeland Solutions, Willdan Energy Solutions and any other Subsidiary (as defined below) to grant to Bank security interests of first priority in all accounts receivable and other rights to payment, general intangibles, inventory and equipment.”

3.                                       Section 1.5 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.5.                 GUARANTIES.  The payment and performance of all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by Willdan Financial Services, Willdan Geotechnical; Willdan Engineering, Willdan Homeland Solutions, Willdan Energy Solutions and any other Subsidiary in the principal amount of Five Million Dollars ($5,000,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.”

4.                                       The sixth paragraph of Section 2.1 is hereby deleted in its entirety, and the following substituted therefor:

“Willdan Energy Solutions is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on it.  Borrower owns one hundred percent (100%) of Willdan Energy Solutions.

As used herein the term “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are owned directly or indirectly by Borrower.  As of the date hereof, Willdan Financial Services, Willdan Geotechnical, Willdan Engineering, Willdan Homeland Solutions and Willdan Energy Solutions are the only Subsidiaries of Borrower.”

5.                                       Section 4.3 (c) is hereby deleted in its entirety, and the following substituted therefor:

“(c)                            not later than 45 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

(d)                                 from time to time such other information as Bank may reasonably request.”

6.                                       Section 4.9 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.9.     FINANCIAL CONDITION.  Borrower shall, and shall cause each Subsidiary to, maintain the financial condition of Borrower and Subsidiaries on a consolidated basis as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions therein):

(a)                                  Tangible Net Worth not less than $20,000,000.00 at any time, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.

(b)                                 For the fiscal year ending January 2, 2009, net losses before taxes of not more than $1,000,000.00 on an annual basis.

(c)                                  Commencing with Borrower’s fiscal year ending January 1, 2010, net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end.

(d)                                 Commencing with Borrower’s fiscal quarter ending July 3, 2009, net income after taxes not less than $1.00 for any fiscal quarter that immediately follows a fiscal quarter in which Borrower failed to maintain net income after taxes of not less than $1.00, determined as of each fiscal quarter end.

(e)                                  Total Funded Debt to EBITDA not greater than 2.5 to 1.0 as of each fiscal quarter end, determined on a rolling 4-quarter basis, with “Funded Debt” defined as the sum of all obligations for borrowed money (including subordinated debt, any contingent liabilities, the undrawn amount of any outstanding Letters of Credit, earn out or seller notes resulting from acquisitions, and all capital lease obligations), and with “EBITDA” defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation and amortization expense.

(f)                                    Minimum Asset Coverage Ratio not less than 1.50 to 1.00 as of each fiscal quarter end, with “Minimum Asset Coverage Ratio” defined as unencumbered liquid assets (defined as cash, cash equivalents and/or publically traded/quoted marketable securities acceptable to Bank in its sole discretion) plus the amount of net billed accounts receivable divided by the outstanding principal balance under the Line of Credit (including the undrawn amount of any outstanding Letters of Credit issued thereunder).”

7.                                       Subject to the terms and conditions set forth herein, Bank hereby waives the Existing Default.  This waiver applies only to the Existing Default.  It is not a waiver of any subsequent breach of any of the same provisions of the Credit Agreement, nor is it a waiver of any breach of any other provision of the Credit Agreement.  Except as expressly stated in this Amendment, Bank reserves all of the rights, powers and remedies available to Bank under the Credit Agreement and any other contracts or instruments signed by Borrower or any guarantor, including the right to cease making advances to Borrower and the right to accelerate any of Borrower’s indebtedness, if any subsequent breach of any of the same provisions of the Credit Agreement or any other provision of the Credit Agreement should occur.

8.                                       Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

9.                                       Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that other than the Existing Default, as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

WELLS FARGO BANK,
WILLDAN GROUP, INC.		NATIONAL ASSOCIATION

By:	/s/ Kimberly D. Gant	By:	/s/ Jared Myres
Jared A. Myres
Title:	CFO		Vice President